                             RAW MATERIAL CONTRACT
                             EDIBLE BOVINE CORIUM
                           MedChem Part No. 100-016
                                April 18, 1995


The Lackawanna Leather Company, a division of United States Leather, Inc., 2420 Z Street, Omaha, Nebraska, 68107, hereinafter called "Seller", agrees to sell, and MedChem Products, Inc., 232 West Cummings Park, Woburn, Massachusetts, 01801, hereinafter called "Buyer", agrees to buy, the following described product subject to the terms and conditions herein set forth:

I.   PRODUCT
     -------

     Edible Bovine Corium obtained from cattle with an origin in the United States of America and an XXX XXXXXXXXX XXXXX XX XXXXX XX XX XXXX XXXX XXXX XXXXX. of extract made in accordance to Buyer's procedure DCN 94-022 for Edible Bovine Corium, as set forth on Exhibit A attached hereto, which shall be separately acknowledged and agreed to by each, the Seller and Buyer (the "Specifications".)

II.  WARRANTY
     --------

     Seller warrants that the product delivered hereunder shall meet all Specifications, shall be produced in accordance with applicable GMP's and all other procedures identified by Buyer (pursuant to Article VIII 10) and shall be free of liens and encumbrances. This is the sole warranty provided by Seller and Buyer acknowledges that Seller hereby disclaims any implied warranties under the Uniform Commercial Code.

III. LIMITATION OF LIABILITY
     -----------------------

     Notwithstanding anything to the contrary contained herein and solely as it applies to pyrogen specification, Seller shall not be liable to Buyer for failing to produce products which meet the pyrogen specification identified on Exhibit A so long as the failure to meet such specification does not result from Seller's failure to meet all Specifications or to produce the product in accordance with applicable GMP's and all other procedures identified by Buyer (pursuant to Article VIII 10). In the event that Buyer does not accept product because such product does not meet the pyrogen specification, Buyer shall be liable to Seller for the invoice cost of the hides purchased and used to make such product.


(X) Confidential material omitted and filed separately with the Securities and Exchange Commission.

IV.  PRICE AND QUANTITY
     ------------------

     1. Subject to the terms of this Agreement, Buyer agrees to purchase and Seller agrees to furnish an aggregate of XXXXXX pounds of product over the course of this contract. Additional quantity is negotiable upon Seller's ability to produce more product, and Buyer's desire to purchase a greater quantity.

          For the purposes of this agreement, all weights refer to wet Edible Bovine Corium weight at the time of packaging at the Seller's Omaha, Nebraska, facility.

     2.   Delivery schedule is defined in Article VI below.

     3.   Price per pound is:

                XXXXXX   per pound
                 XXXXX   per pound payback of advance for start-up costs
                ------
                XXXXXX   per pound net price.

     4. Start-up costs of XXXXXXX will be advanced to the Seller by the later of (i) 30 days after notice of the equipment renovation and (ii) 15 days after the date buyer receives an invoice for such advance. During the start-up, the Seller will replace an existing Challenge Mixer with a stainless steel mixer that is currently owned by the Seller.

          Title to the new stainless steel mixer will pass to the Buyer after installation free and clear of encumbrances. Title to the existing Challenge Mixer will pass to the Seller, free and clear of encumbrances.

          Seller shall pay back the advance of XXXXXXX by crediting the Buyer with XXXXX per pound for each pound sold hereby as shown in Paragraph 3 above.

          Up front start-up costs for which the advance may be used shall include the following:

          - Lease and install Reverse Osmosis Pure Water System    XXXXXXX.XX
          - Trade Challenge Mixer for stainless steel mixer          XXXXX.XX
          - Splitting machine servicing                              XXXXX.XX
          - Cleaning and painting materials                          XXXXX.XX
          - Cleaning and painting labor(80 hrs @ XXXXXXXX)             XXX.XX
          - Freezer and air conditioner start-up                       XXX.XX
          - Calibration of temperature recorders                       XXX.XX
                                                                   ----------
                                                                   XXXXXXX.XX

(X) Confidential material omitted and filed separately with the Securities and Exchange Commission.

     5. The price per pound includes and Seller shall pay, all excise, sales, use, transfer or other taxes, federal, state and local, in connection with the sales or delivery of the product to Buyer.

V.   TITLE OF EQUIPMENT
     ------------------

     All equipment purchased with the advance shall be retained by Buyer as its property. Buyer recognizes that Seller may use this equipment during the term of this Agreement for processing and products for other customers. However, the Seller must obtain prior written approval from the Buyer for each use. Seller hereby agrees to maintain this equipment in serviceable condition during each use.

VI.  DELIVERY SCHEDULE AND TERMS OF PAYMENT
     --------------------------------------

     Each lot of product must meet acceptable Quality Control inspection criteria of the Buyer before being transferred from the Seller's Omaha, Nebraska location to the Massachusetts cold storage location.

     Seller Will:

     1. Deliver a XXX pound sample lot to Buyer on or before July 15, 1995. The purpose of this shipment is to verify that the product is able to be processed into flour at Buyer's manufacturing facility at Woburn, Massachusetts.

     2. Deliver XXXXX pounds to the Massachusetts cold storage facility by August 31, 1995. Deliver the remaining XXXXXX pounds on or before December 31, 1995.

     3.   a.   Seller will also invoice Buyer on a monthly basis and Buyer will pay such invoices within 15 days from the date that the Buyer receives Seller's invoices; Invoices shall be as of the 1st of the month as sent by Seller as follows:

               i. For the eight (8) month period August 1995 through March 1996 invoiced at the rate of XXXX pounds per month.

               ii. For the twenty (20) month period April 1996 through November 1997 at the rate of XXX pounds per month.

          b. Unless the parties agree otherwise in writing, Seller must deliver the exact quantities specified (plus or minus 1%). Buyer reserves the right to reject incomplete deliveries and to return at Seller's risk and expense excess quantities delivered.

(X) Confidential material omitted and filed separately with the Securities and Exchange Commission.

          c.   Buyer's production and marketing schedules are established in part in reliance upon the delivery information specified in this Agreement. If delivery cannot be made at the specified time and place, Seller shall promptly notify Buyer of the earliest possible date for a conforming delivery. Notwithstanding such notice, and unless otherwise agreed by Buyer in writing, Seller's failure to effect a conforming delivery shall entitle Buyer to revoke any acceptance, to terminate the Agreement without liability to Seller, to receive a full refund on any amount paid with respect to such shipment, to purchase substitute products elsewhere, to return at Seller's risk and expense all or any part of a nonconforming delivery and to hold Seller accountable for any loss or additional costs incurred.

               Buyer's receipt of acceptance of all or a part of a nonconforming delivery shall not constitute a waiver of any claim, right or remedy under the Agreement or under applicable law.

VII. SERVICES TO BE PROVIDED BY SELLER AT SELLER'S EXPENSE
     -----------------------------------------------------

     1.   Appropriate clean facility satisfying GMP to conduct production.

     2.   Obtaining hides.

     3.   Processing hides.

     4.   Quality Control services by a sub-contractor approved by Buyer.

     5.   Training of Seller's work force.

     6.   Hiring of all labor and support people to manage the activity.

     7.   Setup and maintenance support for equipment to include calibrations.

     8.   Temporary cold storage of product at:

          - Omaha, Nebraska

          Temperature will be monitored and recorded. Temperature to be maintained in the range of -20 degrees F to +10 degrees F (monitoring specifications are attached hereto in Appendix A).

     9.   Supplying pure water through a leased Reverse Osmosis System.

     10. Disposal of all waste in accordance with governmental and industry regulations.

     11. Freight charges to deliver product to Massachusetts cold storage facility (monitoring specifications are attached hereto in Appendix A).

     12.  Insure product for loss while in transit.


VIII.  GENERAL TERMS
       -------------

     1. Seller will identify each container of Edible Bovine Corium with the gross weight of the contents of the container, MedChem Part number 100-016 and Lot #_____. All products shall be packaged, marked and otherwise prepared for shipment by Seller in suitable containers in conformity with reasonable commercial practices. Seller shall mark on containers all necessary handling, loading and shipping instructions. An itemized packing list shall be included with each shipment.

     2. Seller will provide a certificate of origin with each Lot # delivered to Buyer. This certificate will verify that the cattle, from which the product was harvested, had an origin in the United States of America.

     3. For the term of the contract, arrangement and cost of refrigerated transportation of the product to the storage facility at Crystal Cold Storage and Warehouse, Inc., 25 Sycamore Avenue, Medford, Massachusetts, 02155, will be the responsibility of the Seller. Temperature will be monitored in transit and will be maintained between -20 degrees F and +10 degrees F (monitoring specification as attached hereto in Appendix A).

     4. Title to product sold hereunder shall pass to Buyer upon delivery by Seller of conforming product and acceptance by Buyer at Crystal Cold Storage and Warehouse.

     5. Seller agrees that Buyer, its agents and representatives, including but not limited to, Buyer's insurance representatives and underwriters, may inspect Seller's Omaha, Nebraska premises in a reasonable manner, with reasonable frequency, and for reasonable periods of time, for the purpose of monitoring the manufacture of the product and compliance with the terms of the Agreement and, for the purpose of rendering insurance advice to the Buyer in connection with this Agreement.

     6. All products shall be received subject to Buyer's inspection, testing, and approval at Seller's premises, and subject to Buyers's acceptance of such products at Crystal Cold Storage and Warehouse after inspection and testing of the conditions of such products after shipping, notwithstanding any prior payment for such products. The test, lab and any other inspection data;recorder data during initial testing, warehousing and transit will be provided to Seller by Buyer to perfect Buyer's claim for product rejected by Buyer upon inspection and testing at the Crystal Cold Storage and Warehouse.

          Upon a rejection of such a shipment and notice of said rejection by Buyer to Seller it shall be Seller's responsibility to adjust its production schedule to replace such rejected product within the delivery parameters specified under Article VI 3. Products rejected by Buyer as not conforming to the Specifications may be returned to Seller at Seller's risk and expense.

     7. Seller's warranties under Article II of this Agreement shall survive any delivery, inspection, acceptance, payment or resale of the products and shall extend to Buyer and its customers. Following such delivery, inspection, acceptance, payment or resale of such products and notwithstanding anything to the contrary set forth herein, Seller shall only be liable with respect to such products in connection with any breach of its warranties in Article II of this Agreement. Seller shall indemnify and hold Buyer harmless against any and all claims, losses, liabilities, damages, costs or expenses, including attorneys' fees and court costs, resulting from the breach of Seller's Article II Warranty(s) under this Agreement. Seller and Buyer shall each maintain with an insurance company or companies comprehensive general liability insurance (including product liability hereunder) in the minimum amount of $2,000,000. Any amount owed to Seller by Buyer shall be subject to deduction for any set-off, counterclaim or indemnification right arising out of this Agreement.

     8. Sellers' liability to Buyer for breach of warranty or otherwise shall not include any incidental or consequential damages.

     9. Notwithstanding anything to the contrary contained in this agreement, neither party will be liable for any default, damages or expenses under this agreement as a result of such party's failure to perform its duties under this Agreement, due to interruptions of the supply of raw materials, complete or partial destruction of the manufacturing/processing facilities, labor disputes and other matters reasonably beyond the control of either party; provided, however, that the party claiming the foregoing shall make a good faith effort to remedy any of the above contingencies. In such event, the time for performance shall be extended for the period of delay or inability to perform due to such event. During any period of shortage, Seller's first obligation will be to supply Buyer with its requirement as outlined in the PRICE AND QUANTITY section of this agreement.

     10. The product will be manufactured in conformance with the Specifications. However, the Buyer shall have the right to change the Specifications as reasonably desired by Buyer or as required by Federal regulations upon prior written notice to Seller provided that Buyer shall reimburse Seller for any reasonable additional costs incurred by Seller in meeting such revised Specifications. Seller may not make any changes in the Specifications without the prior written approval of the Buyer.

     11. This agreement gives no license to Seller, either expressed or implied, under any patents, patent applications or other intellectual property of Buyer or under which Buyer has a right to grant licenses.

     12. Seller acknowledges and agrees that all specifications, drawings, diagrams, schematics, sketches, models, samples, designs, technical information or data, written, oral or otherwise, furnished by Buyer to Seller is and shall remain Buyer's sole and exclusive property, and shall be returned promptly to Buyer upon the earlier of its request or the termination or completion of the agreement. Seller acknowledges and agrees that all such intellectual and industrial property shall be treated as confidential and shall not be used or disclosed by Seller except under this Agreement. Buyer further represents and warrants that the products delivered hereunder do not infringe any United States or foreign patent trademark, trade secret or copyright or any proprietary, intellectual property, industrial property, contract or other right held by any third party.

     13.  This agreement (other than the first two sentences of Section 12)
          shall terminate within  30   days after Seller has invoiced Buyer for
                                 -----
          all of the product required to be delivered by this Agreement unless sooner terminated by Buyer and may be extended upon mutual agreement of the parties. This agreement is not transferable nor assignable by Buyer or Seller without the prior written consent of the other party, but shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

     14. All notices to be provided hereunder shall be in writing, and shall be deemed given when addressed to a party hereto at the address set forth above, when deposited with the U.S. Mail, registered or certified, or when deposited with a nationally recognized overnight courier service.

     15.  This Agreement is to be governed by the laws of the State of Nebraska.

     16.  Termination:
          ------------

          (a) Buyer may, by written notice to Seller, terminate the whole or any portion of this Agreement in the event of (i) proceedings, voluntary or involuntary, in bankruptcy or insolvency, by or against Seller, (ii) the appointment, with or without Seller's consent, of any trustee or receiver for any substantial portion of Seller's assets, (iii) any assignment for the benefit of Seller's creditors, or (iv) Sellers' breach of any provision contained herein; Provided that in the event of a breach by Seller of any provision contained herein, Seller shall have 30 days from notice by Buyer to cure such breach and this Agreement shall only be terminable to the extent that such breach is not cured by such 30 day period. In the event of any such termination, Buyer may procure, upon such terms and in such manner as it may deem appropriate, products comparable to the products covered by the Agreement so terminated, and Seller shall be liable to Buyer for any excess cost of such comparable products. In the event of any such termination, Buyer may require Seller to deliver to it, in the manner and to the extent directed by it, any completed or partially completed products, against Buyer's payment of the portion of the price properly allocable to such products. Seller shall continue performance of this Agreement to the extent not terminated. Except to the extent specifically set forth herein, Buyer shall have no obligation or liability to Seller in respect of the terminated portion of this Agreement. Notwithstanding the foregoing, Seller shall not be liable to Buyer for excess costs or other damages if Seller's default is due to a cause beyond its reasonable control and without its negligence. Such notice shall be in writing and mailed by U.S. Mail addressed to the Seller, and the date of notice shall be the date of mailing. In the event of any such termination, all deposits or prepayments shall be deemed to have been held in trust for Buyer's benefit and shall be returned to Buyer promptly upon request.

          (b) Subject to Section 7 hereof, all of Seller's representation, warranties and indemnification obligations set forth in this Agreement shall survive the cancellation, termination or completion of this Agreement with respect to any product sold to Buyer prior to cancellation, termination or completion.

     17.  Compliance with Laws:
          ---------------------

          Seller shall comply with all applicable governmental laws, ordinances, codes, rules, regulations and orders in the performance of this Agreement, including, without limitation, the Occupational Safety and Health Act, the Fair Labor Standards Act of 1938, Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, and Executive Order 11246, along with the implementing rules and regulations of the office of Federal Contracts Compliance. At Buyer' request, Seller shall obtain all permits or licenses required in connection with the manufacture, sale, shipment and installation of the products ordered hereby.

     18.  Authorization:
          --------------

          Seller represents and warrants that it has been duly authorized to execute, deliver and perform this Agreement, and the person signing on Seller's behalf has the power and authority to do so.

     19.  Severability; Remedies; Waiver:
          -------------------------------

          In the event that any one or more provisions contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The remedies contained herein are cumulative and in addition to any other remedies at law or equity. Buyer's failure to enforce, or waiver of a breach of, any provision of this Agreement shall not constitute a waiver of any other breach of such provision.

     20.  Entire Agreement:
          -----------------

          This Agreement is the complete and exclusive statement of the contract between Buyer and Seller with respect to Buyer's purchase of the products. No waiver, consent, modification, amendment or change of the terms of this Agreement shall be binding unless in writing and signed by Buyer and Seller.


All of the foregoing is accepted as of the date set forth above.

MEDCHEM PRODUCTS, INC.                     LACKAWANNA LEATHER

By:   /s/ Edward J. Quilty                 By:    /s/ Jeff Whitver
   ----------------------------------          -------------------------------

Date:                                      Date:  4/18/95
      -------------------------------            -----------------------------


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